UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2019

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GENIUS BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	001- 54389	20-4118216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8383 Wilshire Blvd., Suite 412

Beverly Hills, CA 90211
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 310-273-4222

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_____________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNUS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)       On June 17, 2019, Genius Brands International, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the holders of 6,641,869 shares of the Company’s common stock were present in person or represented by proxy, which represents 63.63% of the total shares of outstanding common stock entitled to vote as of the record date of May 1, 2019.

(b)       The following actions were taken in the Annual Meeting:

(1)	The following eight nominees were elected to serve on the Company’s Board of Directors until the Company’s 2020 annual meeting of stockholders or until their respective successors have been elected and qualified, or until their earlier resignation or removal:

Name of Director Nominees	Votes For	Votes Withheld	Broker Non- Vote
Andy Heyward	2,581,153	165,240	3,895,476
Michael Klein	2,580,053	166,340	3,895,476
Joseph “Gray” Davis	2,574,875	171,518	3,895,476
Lynne Segall	2,577,006	169,387	3,895,476
P. Clark Hallren	2,552,969	193,424	3,895,476
Anthony Thomopoulos	2,553,024	193,369	3,895,476
Bernard Cahill	2,580,033	166,360	3,895,476
Margaret Loesch	2,579,553	166,840	3,895,476

(2)	The selection of Squar Milner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, was ratified, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Vote
6,589,456	36,649	15,764	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: June 17, 2019	By: /s/ Andy Heyward
Name: Andy Heyward
Title: Chief Executive Officer

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